EXHIBIT 10.1

MITCHAM INDUSTRIES, INC.
RESTRICTED STOCK AGREEMENT
(1998 STOCK AWARDS PLAN)

     THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is between Mitcham Industries, Inc., a Texas corporation (the “Company”), and                                        (the “Employee”), which parties agree as follows:

     1. Introduction. The Company has adopted the Mitcham Industries, Inc. 1998 Stock Awards Plan (the “Plan”) to provide employees upon whom the responsibilities of the successful administration and management of the Company rest additional incentive and reward opportunities designed to advance the Company’s profitable growth. The Company, acting through the Committee, has determined that its interests will be advanced by issuing Restricted Shares to the Employee under the Plan. All capitalized terms in this Agreement not defined in this Agreement will have the meanings given to them in the Plan.

     2. Award of Common Stock. The Company hereby grants (the “Grant”) to the Employee                    shares (the “Shares”) of common stock of the Company, $.01 par value (the “Common Stock”) which shall be subject to the restrictions in Section 3 (the “Restrictions”).

     3. Restrictions. The Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered by the Employee, and no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of the Employee or any agent of the Employee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for the Shares. Such Restrictions shall remain in effect until such time as such Restrictions shall expire under the terms of this Agreement.

     4. Restricted Period.

     (a) For a period of                     years beginning                    ,19                    (the “Restricted Period”) the Shares shall be subject to the Restrictions and any other restrictions set forth herein; provided, however, the Restrictions shall expire on a number of Shares for each year the Employee remains in the employment of the Company after                    , 19                   , as follows:

Percentage of Shares
Number of	on which
Full Years	Restrictions Expire

The shares that remain subject to the Restrictions under the above schedule from time to time are called the “Restricted Shares.”

     (b) The Company shall issue of a certificate or certificates for the Shares, according to the Committee’s determination. Each certificate for Shares issued to the Employee shall be registered in Employee’s name and either deposited by the Secretary of the Company or its designee in an escrow account or held by the Secretary of the Company, together with stock powers or other instruments of transfer appropriately endorsed in blank by the Employee (the Employee hereby agreeing to execute such stock powers or other instruments of transfer as requested by the Company). Such certificate or certificates shall remain in such escrow account or with the Secretary of the Company until (i) the Restricted Period has terminated or (ii) the Restrictions in the above schedule expire. Certificates representing the Restricted Shares shall bear the following legend:

     The shares represented by this certificate may be transferred only in compliance with the conditions specified in the Mitcham Industries, Inc. Restricted Stock Agreements, dated as of                    , 19                    between Mitcham Industries, Inc. (“Company”) and each of the grantees named therein. A complete and correct copy of the form of such agreements is available for inspection at the principal office of the company and will be furnished without charge to the holder of such shares upon written request.

     (c) During the Restricted Period, except as otherwise provided in the Plan, the Employee shall have all of the other rights of a stockholder with respect to the Shares including the right to receive dividends, if any, as may be declared on the Shares from time to time, and the right to vote the Shares at any Stockholders’ meeting.

     (d) Upon expiration of the Restrictions and upon compliance by the Employee, or the legal representative of the Employee, with all obligations of the Employee under the Plan and this Agreement, the Restricted Shares shall be released from all further restrictions and prohibitions hereunder and all of the forfeiture provisions of the Plan, and the Committee shall deliver or cause to be delivered to the Employee or the Employee’s legal representative the certificate or certificates for the Shares, free of the legend in subparagraph (b) above.

     5. Termination of Employment. If the Employee ceases to be employed by the Company or its Affiliates for any reason other than death or disability, all Restricted Shares outstanding shall, upon such termination of employment, be forfeited by the Employee to the Company, without the payment of any consideration or further consideration by the Company.

     6. Death or Disability. If the Employee dies or is determined to be disabled while employed by the Company or its Affiliates, then any Restrictions on the Restricted Shares shall be deemed to have expired as of the date of any such occurrence, and the Restricted Shares shall then be freely transferable. The Employee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, the Employee incapable of performing for the Company services of the kind he was performing at the time the disability occurred, due to any medically determinable physical or mental impairment that can be expected to result in death or to continue indefinitely. The date of determination of disability for purposes hereof shall be the date of such physician’s determination.

     7. Extraordinary Corporate Transactions. If the outstanding shares of Common Stock or other securities of the Company, or both, shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares of Common Stock or other securities subject to the Restricted Stock shall be appropriately and equitably adjusted in accordance with the terms of the Plan. If there is a Change of Control, any Restrictions on the Restricted Shares shall be deemed to have expired, and the Restricted Shares shall be freely transferable.

     8. Requirements of Law. The granting of the Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     9. Withholding of Tax. To the extent that this Grant results in compensation income to the Employee for federal or state income tax purposes, the Company shall have the right to withhold any amounts required to be so withheld for federal, state or local income tax purposes. All such taxes and withholding must be paid or provided for before any Shares, or certificates therefor, can be delivered to the Employee. The failure of the Employee to notify the Company of any tax election made by the Employee may, in the discretion of the Committee, result in the forfeiture of the Shares.

     10. No Right to Employment. The Employee shall be considered to be in the employment of the Company as long as he remains as an employee of the Company or its Affiliates. The Committee shall determine whether and when there has been a termination of the Employee’s employment and the cause of such termination, and its determination shall be final. Nothing contained in this Agreement shall be construed as conferring upon the Employee the right to continue in the employ of the Company or its Affiliates, nor shall anything contained herein be construed to limit the “employment at will” relationship between the Employee and the Company or its Affiliates.

     11. Resolution of Disputes. As a condition of the Grant of Shares, the Employee and his heirs and successors agree that the Committee shall determine and resolve in its sole discretion and judgment, any dispute or disagreement that arises hereunder, and that any such determination and any resolution of the terms of this Agreement shall be final, binding and conclusive, upon the Company, the Employee, his heirs and personal representatives.

     12. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices with respect to Shares hereunder shall be directed to Mitcham Industries, Inc., 44000 Highway 75 South, P. O. Box 1175, Huntsville, Texas 77342. Attention: Secretary. Any notice given by the Company to the Employee directed to him at his address on file with the Company shall be effective to bind him and any other person who shall acquire rights hereunder. The Company has no obligation to advise the Employee of the existence, maturity or termination of any of the Employee’s rights hereunder. The Employee shall be deemed to have familiarized himself or herself with all matters contained in this Agreement and in the Plan that may affect any of the Employee’s rights or privileges hereunder.

     13. Agreement Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. If there is a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the terms and provisions of the Plan will govern.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     DATED                    ,                    .

MITCHAM INDUSTRIES, INC.

By:

Name:

Title:

THE EMPLOYEE

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